SECURITIES AND EXCHANGE COMMISSION
            Washington, D.C. 20549



                   FORM 8-K



                CURRENT REPORT
        PURSUANT TO SECTION 13 OR 15(d)
    OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): March 29, 1999


              KEY PLASTICS L.L.C.
(Exact name of Registrant as specified in its charter)



         Michigan                     333-26729              35-1997449
(State or other jurisdiction      (Commission File         (IRS Employer
     of incorporation)                 Number)           Identification No.)



         21333 Haggerty Road Suite 200
             Novi, Michigan 48375
   (Address of principal executive offices)


Registrant's telephone number, including area code:  (248) 449-6100



                      N/A
(Former Name or Former Address, if Changed Since Last Report)

































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Item 2. ACQUISITION OR DISPOSITION OF ASSETS

        On March 29, 1999, (the "Closing Date") pursuant to a Share Purchase Agreement, dated as of that date (the "Purchase Agreement"), between Key-Foggini Europe Sarl ("Key Foggini"), a wholly owned, indirect subsidiary of Key Plastics, L.L.C. (the "Registrant"), and Massimo Foggini, Giovanni Foggini, Paolo Foggini and Maria Alba Foggini (collectively, referred to as the "Sellers"), Key-Foggini acquired 100% of the shares of Foggini Groupe SA, Foggini SA, Foggini Progetti Srl, Foggini & C Srl and Radicar Srl and their subsidiaries: Foggini Deutschland GmbH; Foggini Iberica SL; Foggini France Company SA; Coril SA; and Elmeg Srl (collectively, referred to as the "Foggini Group.") With respect to the purchase of the shares, Key-Foggini paid to the Sellers FF 219,095,000, assumed certain debt and transferred to the Sellers shares representing 35% of Key Foggini. The acquisition was valued at approximately $US 113,000,000, including assumed debt. Pursuant to the Purchase Agreement, Key-Foggini entered into a Unilateral Promise to Sell Shares, dated as of March 29, 1999 (the "Option Agreement"), between the Registrant and the Sellers by which Key-Foggini acquired an option to purchase the Sellers' 35% share of Key-Foggini for FF 214,155,000 plus an adjustment for any increase of the consolidated net asset value of the Foggini Group between February 15, 2002 and the date of exercise of the Option, in the event the Option is exercised after March 16, 2004. During its term, the Option provides for annual payments of FF 12,849,300 on March 16 of 2000 and 2001, increasing to FF 21,415,500 in 2002, 2003, 2004,
2005 and 2006.

        The consideration provided for in the Purchase Agreement and the Option Agreement for the Foggini Group was determined by the Registrant after review of the Foggini Group's operations and negotiations between representatives of the Registrant and the Sellers. The cash portion of the acquisition was financed with debt provided through a refinancing of the Registrant's senior credit facility with NBD Bank, as agent, on March 26, 1999. The refinanced senior credit facility includes two amortizing term loans totaling $US 180,000,000 and a revolving line of credit of $US 120,000,000.

        The Foggini Group is a leader in the design, manufacture, and assembly of plastic injection molded components for most major European automotive original equipment manufacturers and Tier 1 suppliers throughout Europe, including Alfa Romeo, Citroen, Fiat, Renault, Skoda and Volkswagen. The Foggini Group has a product offering of interior and exterior trim components, such as air louvers, decorative bezels, genuine wood trim, cup holders, door and center console trim that complement the Registrant's existing business.


Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(a)     Financial Statements of Foggini Group.

        Financial Statements will be filed by amendment pursuant to Item 7(a)(4) on or prior to June 12, 1999.

(b)     Pro Forma Financial Information.

        Pro Forma Financial Information will be filed by amendment pursuant to Item 7(b)(2) on or prior to June 12, 1999.

(c)     Exhibits.

        A list of Exhibits included as part of this report is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.




                               SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          KEY PLASTICS L.L.C.



                                          /S/ JOSEPH A. WHITE
                                          Joseph A. White
                                          Vice President and Chief
                                          Financial Officer

Dated:   April 13, 1999






















































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                               EXHIBIT INDEX

Ex. No.                 Description

2.1 Share Purchase Agreement, dated as of March 29, 1999 (the "Purchase Agreement"), between Key-Foggini Europe Sarl, a wholly owned, indirect subsidiary of Key Plastics L.L.C. (the "Registrant") and Massimo Foggini, Giovanni Foggini, Paolo Foggini and Maria Alba Foggini (collectively, referred to as the "Sellers"). The Purchase Agreement does not include certain documents described in the Purchase Agreement. The Registrant will furnish a copy of the omitted material to the Commission upon request.
                        Previously filed as Exhibit 2.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and incorporated herein by reference.

99.1                    Press Release issued March 31, 1999